Exhibit 23.3

Consent of Independent Registered Public Accounting Firm

Kenon Holdings Ltd.

Singapore

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 of Kenon Holdings Ltd. of the Baker Tilly Virchow Krause, LLP report dated June 16, 2014, relating to Petrotec AG’s consolidated balance sheet as of December 31, 2011, 2012 and 2013 and the related consolidated statements of comprehensive income, cash flows and changes in equity for the years ended December 31, 2012 and 2013.

/s/ Baker Tilly Virchow Krause, LLP

Pittsburgh, Pennsylvania

January 20, 2015